UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2019
INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

(a)	Intuit’s Annual Meeting of Stockholders was held on January 17, 2019.

(b)	At the meeting, stockholders:

1.	Elected eleven persons to serve as directors of Intuit;

2.	Approved, on an advisory basis, Intuit’s executive compensation; and

3.	Ratified the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year ended July 31, 2019.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1.	Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Eve Burton	213,190,239	330,048	174,353	17,645,664
Scott D. Cook	212,650,305	936,698	107,637	17,645,664
Richard L. Dalzell	213,297,642	257,022	139,976	17,645,664
Sasan K. Goodarzi	212,869,372	712,032	113,236	17,645,664
Deborah Liu	213,329,771	275,237	89,632	17,645,664
Suzanne Nora Johnson	209,544,283	4,062,530	87,827	17,645,664
Dennis D. Powell	210,586,501	2,996,257	111,882	17,645,664
Brad D. Smith	206,769,739	6,812,527	112,374	17,645,664
Thomas Szkutak	211,999,059	1,582,120	113,461	17,645,664
Raul Vazquez	213,283,768	296,571	114,301	17,645,664
Jeff Weiner	211,908,190	1,689,551	96,899	17,645,664

2.	Advisory vote to approve executive compensation.

For	Against	Abstain	Broker Non-Votes
202,047,916	10,470,385	1,176,339	17,645,664

3.	Ratification of selection of Ernst & Young LLP to serve as independent registered public accounting firm for the fiscal year ended July 31, 2019.

For	Against	Abstain	Broker Non-Votes
220,397,765	10,788,429	154,110

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2019	INTUIT INC.

	By:	/s/ MICHELLE M. CLATTERBUCK
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer